Exhibit C
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: July 28, 2006

Valero Energy Corporation
By:	/s/ J. Stephen Gilbert
	Name:	J. Stephen Gilbert
	Title:	Assistant Secretary and Disclosure and Compliance Officer

Diamond Shamrock Refining and Marketing Company
By:	/s/ J. Stephen Gilbert
	Name:	J. Stephen Gilbert
	Title:	Assistant Secretary

Sigmor Corporation
By:	/s/ J. Stephen Gilbert
	Name:	J. Stephen Gilbert
	Title:	Assistant Secretary